FB Financial Corporation Reports Second Quarter 2022 Results
Reports Q2 Diluted EPS of $0.41, Adjusted Diluted EPS of $0.64
NASHVILLE, TENNESSEE—July 18, 2022-- FB Financial Corporation (the “Company”) (NYSE: FBK), parent company of FirstBank, reported net income of $19.3 million, or $0.41 per diluted common share, compared to $0.90 in the same quarter last year and $0.74 in the previous quarter. Reported results during the second quarter were impacted by $12.5 million of mortgage restructuring charges related to the previously announced wind-down of the direct-to-consumer mortgage delivery channel and a $2.0 million loss from changes in fair value on the commercial loans held for sale portfolio. Net income for the quarter also includes a provision for credit loss expense of $12.3 million compared to a reversal in provision for credit losses of $4.2 million for the prior quarter. Adjusted net income was $30.1 million, or $0.64 per diluted common share, compared to $0.88 per diluted common share in the same quarter last year and $0.74 in the previous quarter. The Company's return on average assets for the second quarter was 0.62%, return on average common equity was 5.74% and return on average tangible common equity was 7.09%.
Pre-tax, pre-provision earnings in the second quarter were $38.4 million and adjusted pre-tax, pre-provision earnings were $52.9 million. The Banking segment's pre-tax, pre-provision earnings were $53.6 million (or $55.6 million adjusted), representing quarter-over-quarter growth of 32.0% (or 36.3% adjusted) and year-over-year growth of 26.4% (or 36.1% adjusted). The Mortgage segment's pre-tax losses were $15.2 million or $2.7 million adjusted. The Company recorded growth in loans held for investment ("HFI") of $619.4 million in the second quarter, or 31.0% annualized, and growth in noninterest-bearing deposits of $107.8 million, or 15.5% annualized.
President and Chief Executive Officer, Christopher T. Holmes stated, “The core bank produced outstanding loan growth, good noninterest-bearing deposit growth, and strong credit metrics. Our adjusted pre-tax, pre-provision earnings growth in the Banking segment of 36.3% over the previous quarter reflects our asset sensitivity and our positioning for rising interest rates. The mortgage area has materially completed the wind-down of our direct-to-consumer delivery channel and is focused on adjusting our traditional retail business for forecasts of further declines in mortgage originations. Our strong capital ratios and core earnings momentum position us well for potential economic headwinds over the coming quarters.”

	2022		2021	Annualized
(dollars in thousands, except per share data)	Second Quarter	First Quarter	Second Quarter	2Q22 / 1Q22 % Change	2Q22 / 2Q21 % Change
Balance Sheet Highlights
Investment securities	$1,621,344	$1,686,738	$1,409,175	(15.6)%	15.1%
Mortgage loans held for sale, at fair value	222,400	318,549	697,407	(121.1)%	(68.1)%
Commercial loans held for sale, at fair value	37,815	78,179	124,122	(207.1)%	(69.5)%
Loans held for investment (HFI)	8,624,337	8,004,976	7,198,954	31.0%	19.8%
Allowance for credit losses(a)	126,272	120,049	144,663	20.8%	(12.7)%
Total assets	12,193,862	12,674,191	11,918,367	(15.2)%	2.31%
Interest-bearing deposits	7,644,035	8,208,580	7,718,974	(27.6)%	(0.97)%
Noninterest-bearing deposits	2,895,520	2,787,698	2,484,982	15.5%	16.5%
Mortgage escrow deposits	133,180	131,147	166,126	6.22%	(19.8)%
Total deposits	10,539,555	10,996,278	10,203,956	(16.7)%	3.29%
Borrowings	159,067	155,733	183,962	8.59%	(13.5)%
Total common shareholders' equity	1,319,852	1,379,776	1,371,721	(17.4)%	(3.78)%
Book value per share	$28.15	$29.06	$28.96	(12.6)%	(2.80)%
Total common shareholders' equity to total assets	10.8%	10.9%	11.5%
Tangible book value per common share*	$22.67	$23.62	$23.43	(16.1)%	(3.24)%
Adjusted tangible book value per common share*	$25.24	$25.12	$23.04	1.91%	9.55%
Tangible common equity to tangible assets*	8.90%	9.03%	9.52%
* Certain measures are considered non-GAAP financial measures. For a reconciliation and discussion of this non-GAAP measure, see “GAAP Reconciliation and Use of non-GAAP Financial Measures” and the corresponding non-GAAP reconciliation tables in this Earnings Release dated July 18, 2022.

(a) Excludes reserve for credit losses on unfunded commitments of $20,399, $16,262, and $13,202 recorded in accrued expenses and other liabilities as of June 30, 2022, March 31, 2022, and June 30, 2021, respectively.

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FB Financial Corporation
Second Quarter 2022 Results

	2022		2021
(dollars in thousands, except share and per share data)	Second Quarter	First Quarter	Second Quarter
Results of operations
Net interest income	$102,171	$88,182	$86,563
NIM	3.52%	3.04%	3.18%
Provisions for credit losses	$12,318	$(4,247)	$(13,839)
Net charge-off (recovery) ratio	0.09%	(0.03)%	0.02%
Noninterest income	$33,214	$41,392	$49,300
Mortgage banking income	$22,559	$29,531	$35,499
Total revenue	$135,385	$129,574	$135,863
Noninterest expense	$96,997	$89,272	$92,960
Mortgage restructuring and offering expenses	$12,458	$—	$605
Core noninterest expense	$84,539	$89,272	$93,142
Efficiency ratio	71.6%	68.9%	68.4%
Core efficiency ratio*	61.1%	68.1%	68.9%
Adjusted pre-tax, pre-provision earnings*	$52,856	$40,476	$41,357
Adjusted Banking segment pre-tax, pre-provision earnings*	$55,560	$40,757	$40,815
Net income applicable to FB Financial Corporation(1)	$19,345	$35,236	$43,294
Diluted earnings per common share	$0.41	$0.74	$0.90
Effective tax rate	25.8%	20.9%	23.7%
Adjusted net income*	$30,051	$35,365	$42,317
Adjusted diluted earnings per common share*	$0.64	$0.74	$0.88
Weighted average number of shares outstanding - fully diluted	47,211,650	47,723,902	47,993,773
Actual shares outstanding - period end	46,881,896	47,487,874	47,360,950
Returns on average:
Assets ("ROAA")	0.62%	1.13%	1.46%
Equity ("ROAE")	5.74%	10.1%	13.0%
Tangible common equity ("ROATCE")*	7.09%	12.4%	16.1%
* Certain measures are considered non-GAAP financial measures. For a reconciliation and discussion of this non-GAAP measure, see “GAAP Reconciliation and Use of non-GAAP Financial Measures” and the corresponding non-GAAP reconciliation tables in this Earnings Release dated July 18, 2022.

(1) Includes a dividend declared and paid by the Company's REIT subsidiary to minority interest preferred shareholders in the second quarters of 2022 and 2021.
Balance Sheet and Net Interest Margin
The Company reported loan balances (HFI) of $8.62 billion, an increase of $619.4 million, or 31.0% annualized, from the end of the previous quarter. The contractual yield on loans increased to 4.24% in the second quarter of 2022 from 4.12% in the first quarter of 2022.
During the second quarter of 2022, total deposits decreased by $456.7 million to $10.54 billion and noninterest-bearing deposits ("NIBs") increased by $107.8 million, or 15.5% annualized, both on a linked quarter basis reflecting the Company's continued focus on growing noninterest-bearing deposits. NIBs have grown 16.5% over the prior twelve months. The Company's total cost of deposits increased by 5 basis points to 0.25% and the cost of interest-bearing deposits increased to 0.33% from 0.27% in the previous quarter.
The Company's net interest income on a tax-equivalent basis for the second quarter of 2022 increased to $102.9 million from $88.9 million in the previous quarter. The Company's NIM was 3.52% for the second quarter, compared to 3.04% for the first quarter. The NIM was impacted by the balance sheet mix as average interest-bearing deposits with other financial institutions declined to 9.23% of average earning assets for the second quarter of 2022 compared to 13.5% in the first quarter of 2022. During the second quarter, loan syndication fees, nonaccrual interest and amortization on purchased loans contributed 6 basis points to the NIM, compared to negatively impacting the NIM by 7 basis points in the first quarter of 2022.
Noninterest Income
Noninterest income was $33.2 million for the second quarter of 2022, compared to $41.4 million for the first quarter of 2022 and $49.3 million for the second quarter of 2021. Banking segment noninterest income was $10.7 million for the second quarter of 2022, compared to $12.0 million for the first quarter of 2022 and $14.0 million for the second quarter of 2021. The change in fair
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FB Financial Corporation
Second Quarter 2022 Results

value of our commercial loans held for sale was a loss of $2.0 million in the second quarter of 2022 compared to a loss of $0.2 million in the first quarter of 2022 and a gain of $1.4 million in the second quarter of 2021.
Mortgage banking income decreased to $22.6 million in the second quarter, compared to $29.5 million in the first quarter of 2022 and $35.5 million in the second quarter of 2021. The Company's total Mortgage loss for the second quarter of 2022 was $15.2 million (or $2.7 million adjusted for mortgage restructuring expenses), compared to a loss of $0.3 million during the previous quarter and a contribution of $0.5 million for the second quarter of last year. Interest rate lock commitment volume totaled $0.70 billion in the second quarter compared to $1.31 billion in the first quarter of 2022 and $1.77 billion in the second quarter of 2021.
Chief Financial Officer, Michael Mettee noted, “Mortgage continues to alter operations in the face of rising interest rates and a challenging housing market. The wind-down of the Company's direct-to-consumer business was materially completed in the second quarter and operations of the delivery channel have ceased. The traditional retail Mortgage channel continues to adjust their business model as mortgage origination volumes decrease.”
Expense Management
Noninterest expenses were $97.0 million for the second quarter of 2022, compared to $89.3 million for the first quarter of 2022 and $93.0 million for the second quarter of 2021. Adjusting noninterest expense to exclude the wind-down costs of our direct-to-consumer channel of $12.5 million, core noninterest expense was $84.5 million for the second quarter of 2022. This compares to core noninterest expense of $89.3 million for the first quarter of 2022 and $93.1 million for the second quarter of 2021. Core Banking segment noninterest expense was $59.3 million for the second quarter of 2022, compared to $59.6 million for the first quarter of 2022 and $58.4 million for the second quarter of 2021. Core Mortgage segment noninterest expense was $25.2 million for the second quarter of 2022, compared to $29.7 million for the first quarter of 2022 and $34.8 million for the second quarter of 2021.
During the second quarter of 2022, the Company's core efficiency ratio was 61.1%, compared to 68.1% in the previous quarter and 68.9% for the second quarter of the prior year. The Banking segment core efficiency ratio for the second quarter was 51.3% versus the previous quarter of 58.7% and 58.6% in the second quarter of the previous year.
Mettee noted, “Our core efficiency ratio improvement was driven by strength in top line revenue, partially offset by continued revenue and expense pressure in our Mortgage segment. We continue to make prudent investments in technology and people to further enhance the long-term value of the franchise.”
Credit Quality
The Company recorded provisions for credit losses of $12.3 million in the second quarter of 2022, including a provision for credit losses on unfunded commitments of $4.1 million. The Company continues to maintain a strong balance sheet with an allowance for credit losses ("ACL") of $126.3 million as of June 30, 2022, representing 1.46% of HFI loans compared with 1.50% as of March 31, 2022.
The Company experienced net charge-offs of $2.0 million during the second quarter or 0.09% of average HFI loans compared to net recoveries to average HFI loans of 0.03% in the first quarter of 2022. For the six months ended June 30, 2022, the Company experienced net charge-offs of $1.3 million, or 0.03% of average HFI loans, compared to net charge-offs of 0.03% of average HFI loans for the six months ended June 30, 2021. The Company's nonperforming assets as a percentage of total assets at the end of the second quarter was 0.46% compared to 0.44% as of March 31, 2022, and nonperforming loans as a percent of HFI loans remained unchanged at 0.51% at the end of both the first and second quarters of 2022.
Holmes commented, “The Company's credit metrics were consistent quarter-over-quarter, and the loan portfolio continues to perform well regarding credit quality. We are well aware of economic conditions and forecasts of economic headwinds in the coming months. We will continue to closely monitor economic projections, our loan portfolio credit metrics, and our customer feedback as we remain guarded in the current economic environment.”
Summary
Holmes summarized, "The second quarter results point to the strength in our core banking business with robust loan growth, good noninterest-bearing deposit growth and an expanding net interest margin. We remain well positioned for rising interest rates, our capital position remains solid and our outlook remains positive as we look forward to the second half of the year."
WEBCAST AND CONFERENCE CALL INFORMATION
FB Financial Corporation will host a conference call to discuss the Company's financial results on July 19, 2022, at 8:00 a.m. (Central Time). To listen to the call, participants should dial 1-877-883-0383 (confirmation code 2771231) approximately 10 minutes prior to the call. A telephonic replay will be available approximately two hours after the call through July 26, 2022, by dialing 1-877-344-7529 and entering confirmation code 6433151.
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FB Financial Corporation
Second Quarter 2022 Results

A live online broadcast of the Company’s quarterly conference call will be available online at https://event.choruscall.com/mediaframe/webcast.html?webcastid=C8ll4JzP. An online replay will be available on the Company’s website approximately two hours after the conclusion of the call and will remain available for 12 months.
ABOUT FB FINANCIAL CORPORATION
FB Financial Corporation (NYSE: FBK) is a financial holding company headquartered in Nashville, Tennessee. FB Financial Corporation operates through its wholly owned banking subsidiary, FirstBank, the third largest Tennessee-headquartered community bank, with 81 full-service bank branches across Tennessee, Kentucky, Alabama and North Georgia, and mortgage offices across the Southeast. FirstBank has approximately $12.2 billion in total assets.

MEDIA CONTACT:	FINANCIAL CONTACT:

Jeanie M. Rittenberry	Robert Hoehn
615-313-8328	615-564-1212
jrittenberry@firstbankonline.com	rhoehn@firstbankonline.com
www.firstbankonline.com	investorrelations@firstbankonline.com
SUPPLEMENTAL FINANCIAL INFORMATION AND EARNINGS PRESENTATION
Investors are encouraged to review this Earnings Release in conjunction with the Supplemental Financial Information and Earnings Presentation posted on the Company’s website, which can be found at https://investors.firstbankonline.com. This Earnings Release, the Supplemental Financial Information and the Earnings Presentation are also included with a Current Report on Form 8-K that the Company furnished to the U.S. Securities and Exchange Commission (“SEC”) on July 18, 2022.
BUSINESS SEGMENT RESULTS
The Company has included its business segment financial tables as part of the Supplemental Financial Information, which is available in connection with this Earnings Release. A detailed discussion of our historical business segments is included in the Company’s Annual Report on Form 10-K filed with the SEC for the year ended December 31, 2021.
FORWARD-LOOKING STATEMENTS
Certain statements contained in this press release that are not historical in nature may be considered forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, without limitation, statements regarding the Company’s future plans, results, strategies, and expectations, including expectations around a rising interest rate environment, real estate markets, and the Company’s Mortgage segment. These statements can generally be identified by the use of the words and phrases “may,” “will,” “should,” “could,” “would,” “goal,” “plan,” “potential,” “estimate,” “project,” “believe,” “intend,” “anticipate,” “expect,” “target,” “aim,” “predict,” “continue,” “seek,” “project,” and other variations of such words and phrases and similar expressions. These forward-looking statements are not historical facts, and are based upon management's current expectations, estimates, and projections, many of which, by their nature, are inherently uncertain and beyond the Company’s control. The inclusion of these forward-looking statements should not be regarded as a representation by the Company or any other person that such expectations, estimates, and projections will be achieved. Accordingly, the Company cautions shareholders and investors that any such forward-looking statements are not guarantees of future performance and are subject to risks, assumptions, and uncertainties that are difficult to predict. Actual results may prove to be materially different from the results expressed or implied by the forward-looking statements. A number of factors could cause actual results to differ materially from those contemplated by the forward-looking statements including, without limitation, (1) current and future economic conditions, including the effects of inflation, interest rate fluctuations, changes in the economy or global supply chain, supply-demand imbalances affecting local real estate prices, and high unemployment rates in the local or regional economies in which the Company operates and/or the US economy generally, (2) the ongoing effects of the COVID-19 pandemic, including the magnitude and duration of the pandemic and the emergence of new variants, and its impact on general economic and financial market conditions and on the Company’s business and the Company’s customers' business, results of operations, asset quality and financial condition, (3) ongoing public response to the vaccines that were developed against the virus as well as the decisions of governmental agencies with respect to vaccines, including recommendations related to booster shots and requirements that seek to mandate that individuals receive or employers require that their employees receive the vaccine, (4) those vaccines' efficacy against the virus, including new variants, (5) changes in government interest rate policies and its impact on the Company’s business, net interest margin, and mortgage operations, (6) the Company’s ability to effectively manage problem credits, (7) the Company’s ability to identify potential candidates for, consummate, and achieve synergies from, potential future acquisitions, (8) difficulties and delays in integrating acquired businesses or fully realizing costs savings, revenue synergies and other benefits from future and prior acquisitions, (9) the Company’s ability to successfully execute its various business strategies, (10) changes in state and federal legislation, regulations or policies applicable to banks and other financial service providers, including legislative developments, (11) the potential impact of the proposed phase-out of the London Interbank
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FB Financial Corporation
Second Quarter 2022 Results

Offered Rate ("LIBOR") or other changes involving LIBOR, (12) the effectiveness of the Company’s cybersecurity controls and procedures to prevent and mitigate attempted intrusions, (13) the Company's dependence on information technology systems of third party service providers and the risk of systems failures, interruptions, or breaches of security, and (14) general competitive, economic, political, and market conditions. Further information regarding the Company and factors which could affect the forward-looking statements contained herein can be found in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021, and in any of the Company’s subsequent filings with the SEC. Many of these factors are beyond the Company’s ability to control or predict. If one or more events related to these or other risks or uncertainties materialize, or if the underlying assumptions prove to be incorrect, actual results may differ materially from the forward-looking statements. Accordingly, shareholders and investors should not place undue reliance on any such forward-looking statements. Any forward-looking statement speaks only as of the date of this Earnings Release, and the Company undertakes no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by law. New risks and uncertainties may emerge from time to time, and it is not possible for the Company to predict their occurrence or how they will affect the Company.
The Company qualifies all forward-looking statements by these cautionary statements.
GAAP RECONCILIATION AND USE OF NON-GAAP FINANCIAL MEASURES
This Earnings Release contains certain financial measures that are not measures recognized under U.S. generally accepted accounting principles (“GAAP”) and therefore are considered non-GAAP financial measures. These non-GAAP financial measures may include, without limitation, adjusted net income, adjusted diluted earnings per common share, adjusted and unadjusted pre-tax pre-provision earnings, core revenue, core noninterest expense and core noninterest income, core efficiency ratio (tax equivalent basis), adjusted Banking segment pre-tax, pre-provision earnings, Banking segment core noninterest income, Mortgage segment core noninterest income, Banking segment core noninterest expense, Mortgage segment core noninterest expense, Banking segment core revenue, Mortgage segment core revenue, Banking segment core efficiency ratio (tax equivalent basis), Mortgage segment core efficiency ratio (tax equivalent basis), adjusted return on average assets and equity, and adjusted pre-tax pre-provision return on average assets and equity. Each of these non-GAAP metrics excludes certain income and expense items that the Company’s management considers to be non-core/adjusted in nature. The Company refers to these non-GAAP measures as adjusted (or core) measures. Also, the Company presents tangible assets, tangible common equity, adjusted tangible common equity, tangible book value per common share, adjusted tangible book value per common share, tangible common equity to tangible assets, return on average tangible common equity, adjusted return on average tangible common equity, and adjusted pre-tax pre-provision return on average tangible common equity. Each of these non-GAAP metrics excludes the impact of goodwill and other intangibles. Adjusted tangible common equity and adjusted tangible book value also exclude the impact of net accumulated other comprehensive (loss) income.
The Company’s management uses these non-GAAP financial measures in their analysis of the Company’s performance, financial condition and the efficiency of its operations as management believes such measures facilitate period-to-period comparisons and provide meaningful indications of its operating performance as they eliminate both gains and charges that management views as non-recurring or not indicative of operating performance. Management believes that these non-GAAP financial measures provide a greater understanding of ongoing operations and enhance comparability of results with prior periods as well as demonstrate the effects of significant non-core gains and charges in the current and prior periods. The Company’s management also believes that investors find these non-GAAP financial measures useful as they assist investors in understanding the Company’s underlying operating performance and in the analysis of ongoing operating trends. In addition, because intangible assets such as goodwill and other intangibles, and the other items excluded each vary extensively from company to company, the Company believes that the presentation of this information allows investors to more easily compare the Company’s results to the results of other companies. However, the non-GAAP financial measures discussed herein should not be considered in isolation or as a substitute for the most directly comparable or other financial measures calculated in accordance with GAAP. Moreover, the manner in which the Company calculates the non-GAAP financial measures discussed herein may differ from that of other companies reporting measures with similar names. Investors should understand how such other banking organizations calculate their financial measures similar or with names similar to the non-GAAP financial measures the Company has discussed herein when comparing such non-GAAP financial measures. See the corresponding non-GAAP reconciliation tables below in this Earnings Release for additional discussion and reconciliation of these measures to the most directly comparable GAAP financial measures.

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FB Financial Corporation
Second Quarter 2022 Results

Financial Summary and Key Metrics
(Unaudited)
(In Thousands, Except Share Data and %)
	2022		2021
	Second Quarter	First Quarter	Second Quarter
Statement of Income Data
Total interest income	$110,214	$95,127	$96,329
Total interest expense	8,043	6,945	9,766
Net interest income	102,171	88,182	86,563
Total noninterest income	33,214	41,392	49,300
Total noninterest expense	96,997	89,272	92,960
Earnings before income taxes and provisions for credit losses	38,388	40,302	42,903
Provisions for credit losses	12,318	(4,247)	(13,839)
Income tax expense	6,717	9,313	13,440
Net income applicable to noncontrolling interest	8	—	8
Net income applicable to FB Financial Corporation(c)	$19,345	$35,236	$43,294
Net interest income (tax-equivalent basis)	$102,926	$88,932	$87,321
Adjusted net income*	$30,051	$35,365	$42,317
Adjusted pre-tax, pre-provision earnings*	$52,856	$40,476	$41,357
Per Common Share
Diluted net income	$0.41	$0.74	$0.90
Adjusted diluted net income*	0.64	0.74	0.88
Book value	28.15	29.06	28.96
Tangible book value*	22.67	23.62	23.43
Adjusted tangible book value*	25.24	25.12	23.04
Weighted average number of shares outstanding - fully diluted	47,211,650	47,723,902	47,993,773
Period-end number of shares	46,881,896	47,487,874	47,360,950
Selected Balance Sheet Data
Cash and cash equivalents	$872,861	$1,743,311	$1,717,097
Loans held for investment (HFI)	8,624,337	8,004,976	7,198,954
Allowance for credit losses(a)	(126,272)	(120,049)	(144,663)
Mortgage loans held for sale, at fair value	222,400	318,549	697,407
Commercial loans held for sale, at fair value	37,815	78,179	124,122
Investment securities, at fair value	1,621,344	1,686,738	1,409,175
Other real estate owned, net	9,398	9,721	11,986
Total assets	12,193,862	12,674,191	11,918,367
Interest-bearing deposits	7,644,035	8,208,580	7,718,974
Noninterest-bearing deposits	2,895,520	2,787,698	2,484,982
Total deposits	10,539,555	10,996,278	10,203,956
Borrowings	159,067	155,733	183,962
Total common shareholders' equity	1,319,852	1,379,776	1,371,721
Selected Ratios
Return on average:
Assets	0.62%	1.13%	1.46%
Shareholders' equity	5.74%	10.1%	13.0%
Tangible common equity*	7.09%	12.4%	16.1%
Average shareholders' equity to average assets	10.9%	11.2%	11.3%
Net interest margin (NIM) (tax-equivalent basis)	3.52%	3.04%	3.18%
Efficiency ratio (GAAP)	71.6%	68.9%	68.4%
Core efficiency ratio (tax-equivalent basis)*	61.1%	68.1%	68.9%
Loans HFI to deposit ratio	81.8%	72.8%	70.6%
Total loans to deposit ratio	84.3%	76.4%	78.6%
Noninterest-bearing deposits to total deposits	27.5%	25.4%	24.4%
Yield on interest-earning assets	3.80%	3.28%	3.53%
Cost of interest-bearing liabilities	0.40%	0.34%	0.49%
Cost of total deposits	0.25%	0.20%	0.31%
Credit Quality Ratios
Allowance for credit losses as a percentage of loans HFI(a)	1.46%	1.50%	2.01%
Net charge-offs (recoveries) as a percentage of average loans HFI	0.09%	(0.03)%	0.02%
Nonperforming loans HFI as a percentage of total loans HFI	0.51%	0.51%	0.83%
Nonperforming assets as a percentage of total assets	0.46%	0.44%	0.66%
Preliminary capital ratios (Consolidated)
Total common shareholders' equity to assets	10.8%	10.9%	11.5%
Tangible common equity to tangible assets*	8.90%	9.03%	9.52%
Tier 1 capital (to average assets)	10.2%	10.2%	10.1%
Tier 1 capital (to risk-weighted assets)(b)	11.7%	12.3%	12.7%
Total capital (to risk-weighted assets)(b)	13.6%	14.2%	14.9%
Common equity Tier 1 (to risk-weighted assets) (CET1)(b)	11.5%	12.0%	12.4%
(a) Excludes reserve for credit losses on unfunded commitments of $20,399, $16,262, and $13,202 recorded in accrued expenses and other liabilities at June 30, 2022, March 31, 2022, and June 30, 2021, respectively.
(b) We calculate our risk-weighted assets using the standardized method of the Basel III Framework.
(c) Includes a dividend declared and paid by the Company's REIT subsidiary to minority interest preferred shareholders in the second quarter of 2022 and 2021.
*These measures are considered non-GAAP financial measures. For a reconciliation and discussion of this non-GAAP measure, see "GAAP Reconciliation and Use of non-GAAP Financial Measures" and the corresponding non-GAAP reconciliation tables in this Earnings Release dated July 18, 2022.
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FB Financial Corporation
Second Quarter 2022 Results

Non-GAAP Reconciliation
For the Periods Ended
(Unaudited)
(In Thousands, Except Share Data and %)

	2022		2021
Adjusted net income	Second Quarter	First Quarter	Second Quarter
Income before income taxes	$26,070	$44,549	$56,742
Plus mortgage restructuring and offering expenses	12,458	—	605
Less other non-operating items(1)	(2,010)	(174)	2,151
Adjusted pre-tax net income	40,538	44,723	55,196
Adjusted income tax expense	10,487	9,358	12,879
Adjusted net income	$30,051	$35,365	$42,317
Weighted average common shares outstanding - fully diluted	47,211,650	47,723,902	47,993,773
Adjusted diluted earnings per common share
Diluted earnings per common share	$0.41	$0.74	$0.90
Plus mortgage restructuring and offering expenses	0.27	—	0.01
Less other non-operating items	(0.04)	—	0.04
Less tax effect	0.08	—	(0.01)
Adjusted diluted earnings per common share	$0.64	$0.74	$0.88
(1) 2Q22 includes a $2,010 loss from change in fair value of commercial loans held for sale acquired from Franklin; 1Q22 includes a $174 loss from change in fair value of commercial loans held for sale acquired from Franklin;2Q21 includes a $1,364 gain from change in fair value of commercial loans held for sale acquired from Franklin and a $787 gain from lease terminations.

Adjusted net income	1H 2022	1H 2021	2021
Income before income taxes	$70,619	$125,204	$243,051
Plus mortgage restructuring and offering expenses	12,458	605	605
Less other non-operating items(1)	(2,184)	1,298	11,032
Adjusted pre-tax net income	85,261	124,511	232,624
Adjusted income tax expense(2)	19,846	28,690	51,553
Adjusted net income	$65,415	$95,821	$181,071
Weighted average common shares outstanding - fully diluted	47,466,291	47,976,533	47,955,880
Adjusted diluted earnings per share
Diluted earnings per common share	$1.15	$2.00	$3.97
Plus mortgage restructuring and offering expenses	0.26	0.01	0.01
Less other non-operating items	(0.05)	0.02	0.22
Less tax effect	0.08	(0.01)	(0.02)
Adjusted diluted earnings per common share	$1.38	$2.00	$3.78
(1) 1H 2022 includes a $2,184 loss from change in fair value of commercial loans held for sale acquired from Franklin; 1H 2021 includes a $511 gain from change in fair value on commercial loans held for sale acquired from Franklin and a $787 gain from lease terminations; 2021 includes a $11,172 gain from change in fair value on commercial loans held for sale acquired from Franklin, a loss on swap cancellation of $1,510, a $2,005 gain on other real estate owned, a $787 gain from lease terminations and $1,422 related to certain nonrecurring charitable contributions.

(2) 2021 includes a $1,678 tax benefit (FY21 Q3) related to a change in the value of a net operating loss tax asset related to Franklin.

	2022		2021
Adjusted pre-tax pre-provision earnings	Second Quarter	First Quarter	Second Quarter
Income before income taxes	$26,070	$44,549	$56,742
Plus provisions for credit losses	12,318	(4,247)	(13,839)
Pre-tax pre-provision earnings	38,388	40,302	42,903
Plus mortgage restructuring and offering expenses	12,458	—	605
Less other non-operating items	(2,010)	(174)	2,151
Adjusted pre-tax pre-provision earnings	$52,856	$40,476	$41,357

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FB Financial Corporation
Second Quarter 2022 Results

Non-GAAP Reconciliation
For the Periods Ended
(Unaudited)
(In Thousands, Except Share Data and %)

	2022		2021
Core efficiency ratio (tax-equivalent basis)	Second Quarter	First Quarter	Second Quarter
Total noninterest expense	$96,997	$89,272	$92,960
Less mortgage restructuring expenses	12,458	—	—
Less offering expenses	—	—	605
Less gain on lease terminations	—	$—	(787)
Core noninterest expense	$84,539	$89,272	$93,142
Net interest income (tax-equivalent basis)	$102,926	$88,932	$87,321
Total noninterest income	33,214	41,392	49,300
Less (loss) gain on change in fair value on commercial loans held for sale	(2,010)	(174)	1,364
Less loss on sales or write-downs of other real estate owned and other assets	(8)	(434)	(27)
Less (loss) gain from securities, net	(109)	(152)	144
Core noninterest income	35,341	42,152	47,819
Core revenue	$138,267	$131,084	$135,140
Efficiency ratio (GAAP)(a)	71.6%	68.9%	68.4%
Core efficiency ratio (tax-equivalent basis)	61.1%	68.1%	68.9%
(a) Efficiency ratio (GAAP) is calculated by dividing reported noninterest expense by reported total revenue

	2022		2021
Banking segment core efficiency ratio (tax equivalent)	Second Quarter	First Quarter	Second Quarter
Core noninterest expense	$84,539	$89,272	$93,142
Less Core Mortgage segment noninterest expense	25,219	29,688	34,766
Banking segment core noninterest expense	$59,320	$59,584	$58,376
Banking segment net interest income (tax equivalent basis)	$102,926	$88,934	$87,311
Core noninterest income	35,341	42,152	47,819
Less Mortgage segment core noninterest income	22,559	29,531	35,499
Banking segment core noninterest income	12,782	12,621	12,320
Core revenue	138,267	131,084	135,140
Less Mortgage segment core total revenue	22,559	29,529	35,509
Banking segment core total revenue	$115,708	$101,555	$99,631
Banking segment core efficiency ratio (tax-equivalent basis)	51.3%	58.7%	58.6%

Mortgage segment core efficiency ratio (tax equivalent)
Mortgage segment noninterest expense	$37,677	$29,688	$34,766
Less Mortgage restructuring expense	12,458	—	—
Mortgage segment core noninterest expense	$25,219	$29,688	$34,766
Mortgage segment net interest income	—	(2)	10
Mortgage segment noninterest income	22,515	29,409	35,298
Less loss on sales or write-downs of other real estate owned	(44)	(122)	(201)
Mortgage segment core noninterest income	22,559	29,531	35,499
Mortgage segment core total revenue	$22,559	$29,529	$35,509
Mortgage segment core efficiency ratio (tax-equivalent basis)	111.8%	100.5%	97.9%

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FB Financial Corporation
Second Quarter 2022 Results

Non-GAAP Reconciliation
For the Periods Ended
(Unaudited)
(In Thousands, Except Share Data and %)

	2022		2021
Adjusted Banking segment pre-tax pre-provision earnings	Second Quarter	First Quarter	Second Quarter
Banking segment pre-tax net contribution	$41,232	$44,830	$56,200
Plus provisions for credit losses	12,318	(4,247)	(13,839)
Banking segment pre-tax pre-provision earnings	53,550	40,583	42,361
Plus offering expenses	—	—	605
Less other non-operating items	(2,010)	(174)	2,151
Adjusted Banking segment pre-tax pre-provision earnings	$55,560	$40,757	$40,815

	2022		2021
Adjusted Mortgage (loss) contribution	Second Quarter	First Quarter	Second Quarter
Mortgage segment pre-tax net (loss) contribution	$(15,162)	$(281)	$542
Plus mortgage restructuring expense	12,458	—	—
Adjusted Mortgage pre-tax net (loss) contribution	$(2,704)	$(281)	$542
Pre-tax pre-provision earnings	$38,388	$40,302	$42,903
Mortgage pre-tax pre-provision net contribution to total pre-tax pre-provision earnings	N/A	N/A	1.26%
Adjusted pre-tax pre-provision earnings	$52,856	$40,476	$41,357
Adjusted Mortgage pre-tax pre-provision net contribution to total adjusted pre-tax pre-provision earnings	N/A	N/A	1.31%

	2022		2021
Tangible assets and equity	Second Quarter	First Quarter	Second Quarter
Tangible assets
Total assets	$12,193,862	$12,674,191	$11,918,367
Less goodwill	242,561	242,561	242,561
Less intangibles, net	14,515	15,709	19,592
Tangible assets	$11,936,786	$12,415,921	$11,656,214
Tangible common equity
Total common shareholders' equity	$1,319,852	$1,379,776	$1,371,721
Less goodwill	242,561	242,561	242,561
Less intangibles, net	14,515	15,709	19,592
Tangible common equity	$1,062,776	$1,121,506	$1,109,568
Less accumulated other comprehensive (loss) income, net	(120,495)	(71,544)	18,405
Adjusted tangible common equity	1,183,271	1,193,050	1,091,163
Common shares outstanding	46,881,896	47,487,874	47,360,950
Book value per common share	$28.15	$29.06	$28.96
Tangible book value per common share	$22.67	$23.62	$23.43
Adjusted tangible book value per common share	$25.24	$25.12	$23.04
Total common shareholders' equity to total assets	10.8%	10.9%	11.5%
Tangible common equity to tangible assets	8.90%	9.03%	9.52%

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FB Financial Corporation
Second Quarter 2022 Results

Non-GAAP Reconciliation
For the Periods Ended
(Unaudited)
(In Thousands, Except Share Data and %)

	2022		2021
Return on average tangible common equity	Second Quarter	First Quarter	Second Quarter
Average common shareholders' equity	$1,352,701	$1,415,985	$1,339,938
Less average goodwill	242,561	242,561	242,561
Less average intangibles, net	15,144	16,376	20,253
Average tangible common equity	$1,094,996	$1,157,048	$1,077,124
Net income	$19,345	$35,236	$43,294
Return on average common equity	5.74%	10.1%	13.0%
Return on average tangible common equity	7.09%	12.4%	16.1%
Adjusted net income	$30,051	$35,365	$42,317
Adjusted return on average tangible common equity	11.0%	12.4%	15.8%
Adjusted pre-tax pre-provision earnings	$52,856	$40,476	$41,357
Adjusted pre-tax pre-provision return on average tangible common equity	19.4%	14.2%	15.4%

	2022		2021
Adjusted return on average assets and equity	Second Quarter	First Quarter	Second Quarter
Net income	$19,345	$35,236	$43,294
Average assets	12,427,479	12,641,489	11,900,450
Average common equity	1,352,701	1,415,985	1,339,938
Return on average assets	0.62%	1.13%	1.46%
Return on average common equity	5.74%	10.1%	13.0%
Adjusted net income	$30,051	$35,365	$42,317
Adjusted return on average assets	0.97%	1.13%	1.43%
Adjusted return on average common equity	8.91%	10.1%	12.7%
Adjusted pre-tax pre-provision earnings	$52,856	$40,476	$41,357
Adjusted pre-tax pre-provision return on average assets	1.71%	1.30%	1.39%
Adjusted pre-tax pre-provision return on average common equity	15.7%	11.6%	12.4%

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